UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of George Kurian’s Fiscal 2016 Compensation

On August 3, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NetApp, Inc. (the “Company”) approved the compensation for Mr. Kurian, effective June 1, 2015, in connection with the promotion of Mr. Kurian to the role of Chief Executive Officer, as follows:

	Previous Base Salary	FY 16 Incentive Compensation Target(1)	New Base Salary	FY 16 Incentive Compensation Target(1)
George Kurian	$460,000	110%	$800,000	150%(2)

(1)	Incentive compensation for the Company’s named executive officers has been established pursuant and subject to the terms of the Company’s Executive Compensation Plan (the “Plan”). Under the Plan, the funding of the bonus pool from which bonuses are paid is based on the Company’s actual achievement against annual revenue and operating profit targets, with revenue weighted 1/3rd and operating profit weighted 2/3rd.
(2)	The Committee previously awarded Mr. Kurian an annual cash incentive under the Plan with a target award opportunity equal to 110% of his base salary for the full 2016 fiscal year. In connection with his promotion to Chief Executive Officer, the Committee awarded Mr. Kurian an additional cash incentive opportunity under the Plan with a target award equal to 40% of his base salary during a pro-rated performance period from June 1, 2015 through the end of the Company’s 2016 fiscal year with revenue and operating income funding targets that will be measured over the pro-rated performance period and that are different than the funding targets for the cash incentives that are based on the full fiscal year performance. The additional cash incentive opportunity is intended to provide Mr. Kurian a total target cash incentive opportunity equal to 150% from June 1, 2015 through the end of the Company’s 2016 fiscal year.

Grant of Equity Awards

In connection with the promotion of Mr. Kurian to Chief Executive Officer and as part of its long-term incentive compensation strategy, on August 3, 2015, the Committee awarded restricted stock units (“RSUs”) that are to vest based on achievement of certain performance goals and time-based RSUs in the amounts set forth below. The performance-based RSUs will be granted pursuant to the Restricted Stock Unit Agreement (Performance Based) previously approved by the Committee and the time-based RSUs will be granted pursuant to the form of RSU Agreement previously approved by the Committee.

Additionally, the Committee awarded Mr. Kurian a one-time promotion grant in the amount set forth below. This promotion grant is in the form of performance-based RSUs and time-based RSUs.

Grant of Performance-Based Restricted Stock Units

Long-Term Incentive Award(1):

Target Number of RSUs	Maximum Number of RSUs
128,600	257,200

One-Time Promotion Award(1):

Target Number of RSUs	Maximum Number of RSUs
42,900	85,800

(1)	The terms of Mr. Kurian’s performance-based RSU awards are identical to those previously granted to other Company executive officers, except that the performance period for Mr. Kurian’s awards will commence on June 1, 2015 and performance will be measured from that date whereas the performance period for other Company executive officers commenced on April 27, 2015, the first day of the Company’s 2016 fiscal year.

Grant of Time-Based Restricted Stock Units

Long-Term Incentive Award:

Number of RSUs
42,900

One-Time Promotion Award:

Number of RSUs
42,900

The time-based RSUs are scheduled to vest in equal annual installments over four years with the first vesting date to occur on June 1, 2016, subject to continued service through the applicable vesting dates.

Item 8.01	Other Events

On August 3, 2015, the Board determined to terminate the previously announced search for a Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: August 6, 2015	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary